Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(307,510)
Unrealized Gain (Loss) on Market Value of Futures	641,756
Dividend Income	285
Interest Income	735
ETF Transaction Fees	700
Total Income (Loss)	$335,966

Expenses
General Partner Management Fees	$2,194
Professional Fees	8,848
Brokerage Commissions	627
Non-interested Directors' Fees and Expenses	25
Prepaid Insurance Expense	13
NYMEX License Fee	55
SEC & FINRA Registration Expense	600
Total Expenses	12,362
Expense Waiver	(9,619)
Net Expenses	$2,743
Net Income (Loss)	$333,223

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/16	$3,623,324
Additions (100,000 Shares)	1,473,382
Net Income (Loss)	333,223

Net Asset Value End of Month	$5,429,929
Net Asset Value Per Share (350,000 Shares)	$15.51

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612